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                                                                     Exhibit 5.1

                     [DOW, LOHNES AND ALBERTSON LETTERHEAD]








                                 April 18, 2001

Cox Communications, Inc.
1400 Lake Hearn Drive, N.E.
Atlanta, Georgia 30319

Ladies and Gentlemen:

         We have acted as counsel to Cox Communications, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of $770,750,000 aggregate principal amount at maturity of the Company's Convertible Senior Notes due 2021 (the "Convertible Notes") and 9,105,256 shares (the "Shares") of the Company's Class A common stock, par value $1.00 per share, issuable upon conversion of the Convertible Notes, to be offered and sold from time to time as described in the prospectus included in the Registration Statement by the selling holders named therein (the "Selling Holders"). The Convertible Notes were issued pursuant to an Indenture, dated as of June 27, 1995 (the "Original Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"), as supplemented by the Fourth Supplemental Indenture, dated as of February 23, 2001, between the Company and The Bank of New York, as trustee (the "Fourth Supplemental Indenture" and the Original Indenture as so supplemented, the "Indenture"). At your request, we are providing this opinion to you for filing as Exhibit 5.1 to the Registration Statement.

         In connection with the foregoing registration, we have examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, including, without limitation, the Indenture, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to any facts relevant to the opinion expressed herein, we have relied upon statements and representations of officers and other representatives of the Company and others (all of which we assume to be true, complete and accurate in all respects).

         We are members of the Bar of the District of Columbia and do not purport to be experts on, or generally familiar with, or certified to express legal conclusions based upon, the laws of


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Cox Communications, Inc.
April 18, 2001
Page 2


any other jurisdiction, other than the Delaware General Corporation Law and the laws of the United States to the extent applicable hereto. Accordingly, as to matters of law set forth below, our opinion is limited to matters of law under the laws of the District of Columbia, the laws of the United States to the extent applicable hereto and the Delaware General Corporation Law. We advise you that we are not admitted to practice law in the State of New York, and we do not purport to be experts in the laws of the State of New York. Our opinions are given as if the Indenture were governed by the laws of the District of Columbia. You recognize that the express terms of the Indenture provide that the Indenture is to be governed by the law of the State of New York, which may be different from the law of the District of Columbia in certain relevant respects. We express no opinion as to conflicts of law rules or the laws of any states or jurisdictions, including federal laws regulating securities or other federal laws, or the rules and regulations of stock exchanges or any other regulatory body, other than as specified above.

         Based upon the foregoing, subject to the other qualifications stated herein and assuming that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws, (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Convertible Notes and Shares are offered or sold as contemplated by the Registration Statement and (iii) the Convertible Notes and the Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, we are of the opinion that:

         1) The Original Indenture has been duly qualified under the Trust Indenture Act, and the Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery of the Indenture by the Trustee, the Indenture constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

         2) The Convertible Notes are in the form contemplated by the Indenture, have been duly authorized by the Company and, assuming the due authorization, execution and delivery of the Convertible Notes by the Trustee, constitute valid, fully paid, nonassessable and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

         3) The Shares have been duly authorized and, when issued upon conversion of the Convertible Notes in accordance with the terms of the Indenture and sold in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of sale by the Selling Holders), will be validly issued, fully paid and nonassessable.


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Cox Communications, Inc.
April 18, 2001
Page 3


         We assume no obligation to advise you of any changes to the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and shall not be quoted in whole or in part or otherwise referred to, nor filed with or furnished to or relied upon by any governmental agency or other person or other entity, without the prior written consent of this firm. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters relating to the Company, the Convertible Notes or the Shares.

         The opinions set forth above are subject to the following additional qualifications:

         (i) The enforceability of agreements, documents and instruments is subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought, regardless of whether enforcement is sought in a proceeding in equity or at law, and bankruptcy, reorganization, insolvency, fraudulent conveyance or transfer, moratorium (whether general or specific) and other laws affecting creditors' rights or the relief of debtors generally. Furthermore, the prior consent of the Federal Communications Commission may be required to the extent that any action by the holders of any security to enforce its or their respective rights under the securities would result in a transfer of control or assignment of any authorization issued by the Federal Communications Commission. We express no opinion as to whether any such consent would be granted.

         (ii) We express no opinion as to the qualification of the Trustee under the Trust Indenture Act of 1939, as amended, and we express no opinion with respect to the ability of the Company or the Trustee to perform, observe or comply with the terms of the Indenture.

         (iii) We express no opinion concerning the enforceability of (a) waivers of notice or of any other constitutional, statutory or common law rights, including, without limitation, waiver of stay, extension or usury laws, and (b) indemnification or contribution provisions to the extent such provisions are deemed to violate federal or state securities laws or public policy.


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Cox Communications, Inc.
April 18, 2001
Page 4


         (iv) We express no opinion as to any state or local laws, rules or regulations relating to the regulation of telecommunications.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" contained in the prospectus filed as a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                              Very truly yours,


                                              DOW, LOHNES & ALBERTSON, PLLC





                                              By:  /s/ Stuart A. Sheldon
                                                 -------------------------------
                                                   Stuart A. Sheldon
                                                   Member